Exhibit 99.1
Avago Technologies Limited Announces First Quarter
Fiscal Year 2011 Financial Results
•	Net revenue down 4 percent quarter-on-quarter to $550 million

•	GAAP gross margin increased to 49.3 percent; Non-GAAP gross margin increased to 52.0 percent
SAN JOSE, Calif., and SINGAPORE — February 23, 2011 — Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for its first quarter fiscal year 2011, ended January 30, 2011, and provided guidance for the second quarter of fiscal year 2011.
First Quarter Fiscal Year 2011 GAAP Results
Net revenue was $550 million, a decrease of 4 percent compared with the previous quarter, and up 21 percent from the same quarter last year.
Gross margin was $271 million, or 49.3 percent of net revenue. This compares with gross margin of $276 million, or 48.3 percent of net revenue last quarter, and gross margin of $194 million, or 42.5 percent of net revenue in the same quarter last year.
Operating expenses were $129 million. This compares with $131 million in the prior quarter and $116 million in the same quarter the previous year.
Income from operations was $142 million. This compares with $145 million in the prior quarter and $78 million in the same quarter last year.
First quarter net income was $119 million, or $0.48 per diluted share. This compares with net income of $164 million, or $0.66 per diluted share last quarter, and a net income of $38 million, or $0.16 per diluted share in the same quarter last year.
The Company’s cash and cash equivalents balance at the end of the first quarter was $363 million, compared to $561 million at the end of the prior quarter. The decrease over the previous quarter is primarily due to $230 million in principal and $28 million in interest and call premium used to redeem the Company’s outstanding senior subordinated debt in December 2010.
In addition, on December 30, 2010 the Company paid an interim cash dividend of 7 cents ($0.07) per ordinary share, totaling approximately $17 million.
First Quarter Fiscal Year 2011 Non-GAAP Results
Gross margin was $286 million, or 52.0 percent of net revenue. This compares with gross margin of $291 million, or 50.9 percent of net revenue last quarter, and gross margin of $209 million, or 45.8 percent of net revenue in the same quarter last year.
Income from operations was $169 million. This compares with $171 million in the prior quarter and $104 million in the same quarter the previous year.
Net income was $165 million, or $0.65 per diluted share. This compares with net income of $190 million, or $0.76 per diluted share last quarter, and net income of $88 million, or $0.36 per diluted share in the same quarter last year.

Avago Technologies Limited Announces First Quarter Fiscal Year 2011 Financial Results
First Quarter Fiscal Year 2011 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q1 11	Q4 10	Q1 10	Q/Q	Y/Y
Net Revenue	$550	$572	$456	-4%	+21%
Gross Margin	52.0%	50.9%	45.8%	+110bps	+620bps
Operating Expenses	$117	$120	$105	-$3	+$12
Net Income	$165	$190	$88	-$25	+$77
Earnings Per Share — Diluted	$0.65	$0.76	$0.36	-$0.11	+$0.29
“Notwithstanding inventory adjustments in sales channels and the return of seasonality this quarter, we were able to grow revenue 21 percent year-on-year,” said Hock Tan, President and CEO of Avago Technologies Limited. “This growth was driven by a trend of increasing sales of proprietary products, which drove an improvement in gross margin to 52.0 percent.”
Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q1 11	Q4 10	Q1 10	Q/Q	Y/Y
Wireless Communications	37	38	38	-8%	17%
Wired Infrastructure	28	25	26	7%	27%
Industrial & Automotive	30	30	26	-3%	42%
Consumer & Computing Peripherals	5	7	10	-26%	-36%

Key Statistics	Q1 11	Q4 10	Q1 10
(Dollars in millions)
Cash From Operations	$67	$217	$41
Depreciation	$21	$21	$19
Amortization	$20	$19	$20
Capital Expenditures	$32	$30	$9
Days Sales Outstanding	48	45	41
Inventory Days On Hand	70	61	61
Second Quarter Fiscal Year 2011 Business Outlook
Based on current business trends, the outlook for the second fiscal quarter of 2011, ending May 1, 2011, is expected to be as follows:

	GAAP	Reconciling Items		Non-GAAP
Net Revenue	Down 1% to Up 2%			Down 1% to Up 2%
Gross Margin	49.3% plus/minus 1%	$15M		52.0% plus/minus 1%
Operating Expenses	$137M	$13M		$124M
Interest and Other	( $1M )	($1M	)	$0M
Taxes	$4M			$4M
Diluted Share Count	253M			256M

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Avago Technologies Limited Announces First Quarter Fiscal Year 2011 Financial Results
Reconciling items include $14 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expense at the Gross Margin line, $5 million of amortization of acquisition-related intangibles, $7 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line, and the write-off of $1 million of unamortized expense from the anticipated replacement of the Company’s outstanding revolving credit facility at the Interest and Other line.
The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Financial Results Conference Call
Avago Technologies Limited will host a conference call to review its financial results for the first quarter of fiscal year 2011, and to provide guidance for the second quarter of fiscal year 2011, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-659-1942; International 617-614-2710. The passcode is 52483815. A replay of the call will be available through March 2, 2011. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 16710653. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.
Non-GAAP Financial Measures
In addition to GAAP reporting, Avago provides investors with net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.
About Avago Technologies Limited
Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

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Avago Technologies Limited Announces First Quarter Fiscal Year 2011 Financial Results
Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, our products, product sales, expenses, liquidity, cash flow and growth rates; technology developments or enforceability of our intellectual property rights and related litigation expenses; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include cyclicality in the semiconductor industry or in our target markets and general economic conditions; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty and indemnification claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our 2010 Annual Report on Form 10-K filed on December 15, 2010 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
Contacts:
Avago Technologies Ltd.
Jacob Sayer, 408-435-7400
VP Business Development and Investor Relations
investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended
	January 30,	October 31,	January 31,
	2011	2010	2010
Net revenue	$550	$572	$456
Cost of products sold:
Cost of products sold	265	282	247
Amortization of intangible assets	14	14	15

Total cost of products sold	279	296	262

Gross margin	271	276	194

Research and development	73	75	64
Selling, general and administrative	50	51	46
Amortization of intangible assets	6	5	5
Restructuring charges	—	—	1

Total operating expenses	129	131	116

Income from operations	142	145	78
Interest expense	(3)	(7)	(11)
Loss on extinguishment of debt	(19)	—	(24)
Other income (expense), net	—	—	(1)

Income before income taxes	120	138	42
Provision for (benefit from) income taxes	1	(26)	4

Net income	$119	$164	$38

Net income per share:
Basic	$0.49	$0.69	$0.16
Diluted	$0.48	$0.66	$0.16

Shares used in per share calculations:
Basic	242	239	236
Diluted	250	248	244

Share-based compensation included in:
Cost of products sold	$1	$1	$—
Research and development	3	3	1
Selling, general and administrative	3	3	4

	$7	$7	$5

AVAGO TECHNOLOGIES LIMITED
NON-GAAP FINANCIAL SUMMARY — UNAUDITED(1)
(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended
	January 30,	October 31,	January 31,
	2011	2010	2010
Net revenue	$550	$572	$456
Gross margin	286	291	209
% of net revenue	52%	51%	46%
Research and development	$70	$72	$63
Selling, general and administrative	$47	$48	$42

Total operating expenses	$117	$120	$105
% of net revenue	21%	21%	23%
Income from operations	$169	$171	$104
Interest expense	$(3)	$(7)	$(11)
Net income	$165	$190	$88
Net income per share — diluted	$0.65	$0.76	$0.36
Shares used in per share calculation — diluted	254	251	247

(1)	A reconciliation of the non-GAAP measures presented above to GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of acquisition-related intangibles, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Quarter ended
	January 30,	October 31,	January 31,
	2011	2010	2010
Net income on GAAP basis	$119	$164	$38
Amortization of intangible assets	20	19	20
Share-based compensation expense	7	7	5
Restructuring charges	—	—	1
Loss on extinguishment of debt	19	—	24

Net income on Non-GAAP basis	$165	$190	$88

Gross margin on GAAP basis	$271	$276	$194
Amortization of intangible assets	14	14	15
Share-based compensation expense	1	1	—

Gross margin on Non-GAAP basis	$286	$291	$209

Research and development on GAAP basis	$73	$75	$64
Share-based compensation expense	3	3	1

Research and development on Non-GAAP basis	$70	$72	$63

Selling, general and administrative on GAAP basis	$50	$51	$46
Share-based compensation expense	3	3	4

Selling, general and administrative on Non-GAAP basis	$47	$48	$42

Total operating expenses on GAAP basis	$129	$131	$116
Amortization of intangible assets	6	5	5
Share-based compensation expense	6	6	5
Restructuring charges	—	—	1

Total operating expenses on Non-GAAP basis	$117	$120	$105

Income from operations on GAAP basis	$142	$145	$78
Amortization of intangible assets	20	19	20
Share-based compensation expense	7	7	5
Restructuring charges	—	—	1

Income from operations on Non-GAAP basis	$169	$171	$104

Shares used in per share calculation — diluted on GAAP basis	250	248	244
Non-GAAP adjustment	4	3	3

Shares used in per share calculation — diluted on Non-GAAP basis(1)	254	251	247

(1)	The shares used in the diluted per share calculations on a Non-GAAP basis exclude the impact of share-based compensation attributable to future services and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	January 30,	October 31,
	2011	2010 (1)
ASSETS

Current assets:
Cash and cash equivalents	$363	$561
Trade accounts receivable, net	291	285
Inventory	203	189
Other current assets	53	52

Total current assets	910	1,087
Property, plant and equipment, net	281	281
Goodwill	175	172
Intangible assets, net	557	573
Other long-term assets	48	44

Total assets	$1,971	$2,157

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$156	$198
Employee compensation and benefits	51	82
Accrued interest	—	12
Capital lease obligations — current	2	2
Other current liabilities	28	41
Current portion of long-term debt	—	230

Total current liabilities	237	565

Long-term liabilities:
Capital lease obligations — non-current	5	4
Other long-term liabilities	85	83

Total liabilities	327	652

Shareholders’ equity:
Ordinary shares, no par value	1,487	1,450
Retained earnings	161	59
Accumulated other comprehensive loss	(4)	(4)

Total shareholders’ equity	1,644	1,505

Total liabilities and shareholders’ equity	$1,971	$2,157

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Quarter ended
	January 30,	October 31,	January 31,
	2011	2010	2010
Cash flows from operating activities:
Net income	$119	$164	$38

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	41	40	39
Amortization of debt issuance costs	—	1	1
Loss on extinguishment of debt	5	—	8
Loss on disposal of property, plant and equipment	—	1	1
Share-based compensation	7	7	5
Tax benefits of share-based compensation	8	—	—
Excess tax benefits from share-based compensation	(2)	(1)	—
Changes in assets and liabilities, net of acquisition:
Trade accounts receivable	(5)	(6)	(17)
Inventory	(14)	(4)	(4)
Accounts payable	(30)	19	5
Employee compensation and benefits	(31)	13	(9)
Other current assets and current liabilities	(31)	6	(28)
Other long-term assets and long-term liabilities	—	(23)	2

Net cash provided by operating activities	67	217	41

Cash flows from investing activities:
Purchase of property, plant and equipment	(32)	(30)	(9)
Acquisition and investment, net of cash acquired	(9)	—	—

Net cash used in investing activities	(41)	(30)	(9)

Cash flows from financing activities:
Debt repayments	(230)	—	(364)
Issuance of ordinary shares, net of issuance costs	22	6	4
Dividend payments to shareholders	(17)	—	—
Payment on capital lease obligation	(1)	(1)	—
Excess tax benefits from share-based compensation	2	2	—

Net cash provided by (used in) financing activities	(224)	7	(360)

Net increase (decrease) in cash and cash equivalents	(198)	194	(328)
Cash and cash equivalents at the beginning of period	561	367	472

Cash and cash equivalents at end of period	$363	$561	$144